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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 7, 2002 included in Active IQ Technologies, Inc.'s Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2001, and to our reports dated July 26, 2001, October 12, 2001 and March 20, 2002 for Red Wing Business Systems, Inc., Champion Business Systems, Inc. and Edge Technologies Incorporated, respectively, included in Active IQ Technologies, Inc.'s Form 8-K/A filed August 13, 2001, November 13, 2001 and April 17, 2002, and to all references to our firm included in this registration statement.



                                              /s/ Virchow, Krause & Company, LLP

Minneapolis, Minnesota
June 13, 2002